Exhibit 32.2

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Serve Robotics Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, April Pannell, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

3.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2023	/s/ April Pannell
April Pannell
Chief Financial Officer
(Principal Financial and Accounting Officer)